Exhibit 10.174

Health Net Medicare+Choice (M+C)
Addendum to Provider Agreement

This Addendum or Exhibit (the “Addendum”) is entered into by Health Net and StarCare Medical Group dba Gateway Medical Group (“Provider”) effective October 1, 1999 and is intended to amend the agreement between Health Net and Provider to add language required by HCFA for participation as a Medicare+Choice contracted provider or organization.

Whereas, HCFA requires specific contract language be incorporated into contracts and subcontracts to comply with the provisions of the Balanced Budget Act of 1997;

Whereas, Provider wishes to provide services to Medicare beneficiaries who elected to enroll in Health Net, and Health Net wishes Provider to provide services to such Medicare beneficiaries;

Whereas, Provider agrees to the addition of the following language as an Addendum to the agreement between Health Net and Provider which shall apply to Health Net Seniority Plus Members.

NOW, THEREFORE, the parties agree as follows:

I. DEFINITIONS

1.1.         Downstream Providers means a health care provider who or which is contracted with Provider to render services to Members.

1.2.         Health Care Financing Administration (HCFA) means the agency within the Department of Health and Human Services that administers the Medicare Program.

1.3.         Member means an individual who has enrolled in or elected coverage in Health Net Seniority Plus, an M+C Organization.

II. ACCESS:  RECORDS AND FACILITIES

Provider agrees:

2.1.         To give the Department of Health and Human Services (HHS), and the General Accounting Office (GAO) or their designees the right to audit, evaluate, inspect books, contracts, medical records, patient care documentation, other records of subcontractors, or related entities for the later of six (6) years, or for periods exceeding six (6) years, for reasons specified in the federal regulation.

2.2.         To safeguard the privacy of any information that identifies a particular Member and to maintain such records in an accurate and timely manner.

*** Confidential Information omitted and filed separately with the Securities and Exchange Commission.

III. ACCESS: BENEFITS & COVERAGE

Provider agrees:

3.1.         To not discriminate based on health status.

3.2.         To pay for emergency and urgently needed services consistent with federal regulations, if such services are Provider’s liability.

3.3          To pay for renal dialysis services for Members temporarily outside the service area, if such services are Provider’s liability.

3.4.         To direct access to mammography screening and influenza vaccinations.

3.5.         To not collect any co-payment or other cost sharing for influenza vaccine and pneumoccal vaccines.

3.6.         To direct access to in-network women’s health specialist for women for routine and preventative services.

3.7.         To have approved procedures to identify, assess and establish a treatment plan for Members with complex or serious medical conditions.

3.8.         To provide access to benefits in a manner described by HCFA.

IV. MEMBER PROTECTIONS

Provider agrees;

4.1.         To work with Health Net in conducting a health assessment of all new Members within ninety (90) days of the effective date of enrollment.

4.2.         To provide all covered benefits to Members in a manner consistent with professionally recognized standards of health care.

4.3.         To comply with all confidentiality and Member record accuracy requirements.

4.4          To hold harmless and protect Members from incurring financial liabilities that are the legal obligation of Health Net or Provider.  In no event, including but not limited to, nonpayment or breach of an agreement by Health Net, Provider, or any intermediary, shall Provider bill, charge, collect a deposit from or receive other compensation or remuneration from a Member.  Provider shall not take any recourse against a Member, or a person acting on behalf of a Member, for services provided.  This provision also does not prohibit (i) collection of applicable coinsurance, deductibles, or co-payments, as specified in the Evidence of Coverage, or (ii) collection of fees for non-covered services, provided the Member was informed in advance of the cost and elected to have non-covered services rendered.

4.5.         To protect Members who are hospitalized from loss of benefits through the date of discharge or through the period of time HCFA premiums are paid.

V. DELEGATION

Provider agrees:

5.1.         To maintain delegated functions consistent with Health Net’s requirements and compliant with M+C’s regulations and Health Net’s policy and procedures as set forth in the Health Net Seniority Plus Participating Provider Group Operations Manual.

5.2.         To comply with any applicable delegation requirements between Health Net and Provider.

VI. PAYMENT AND FEDERAL FUNDS

Provider agrees:

6.1.         To include specific payment and incentive arrangements in agreements with all Downstream Providers.

6.2.         To pay claims promptly according to HCFA standards and comply with all payment provisions of state and federal law.  HCFA requires non-contracted provider claims to be paid within thirty (30) days of receipt and contracted provider claims to be paid within sixty (60) days of receipt.

6.3.         That Members health services are being paid for with Federal funds, and as such, payments for such services are subject to laws applicable to individuals or entities receiving Federal funds.

VII. REPORTING AND DISCLOSURE

Provider agrees:

7.1.         To submit to Health Net all data, including medical records, necessary to characterize the content and purpose of each encounter with Member.

7.2.          To submit and certify the completeness and truthfulness of all encounter data.

VIII. QUALITY ASSURANCE / QUALITY IMPROVEMENT

Provider Agrees:

8.1.         To cooperate with an independent quality review and improvement organization’s activities pertaining to provision of services for Members.

8.2.         To comply with Health Net’s medical policy, quality assurance program, and medical management program.

IX. COMPLIANCE

Provider agrees:

9.1.         That Provider must notify any contracting healthcare provider being terminated, in writing, of the reason(s) for denial, suspension or termination determinations.

9.2.         To provide Health Net with at least sixty (60) days written notice before terminating an agreement without cause.

9.3.         To meet the requirements of all other laws and regulation, including Title VI of the Civil Rights Act of 1964, the Age Discrimination Act of 1975, the Americans with Disabilities Act, and all other laws applicable to recipients of Federal funds.

9.4.         To comply with all applicable Health Net procedures and Health Net Seniority Plus Participating Provider Group Operations Manual including, but not limited to, the accountability provisions.

9.5.         To comply with and require that all Downstream Providers comply with applicable state and Federal laws and regulations, including Medicare laws and regulations and HCFA instructions.

9.6.         To not employ or contract with individuals excluded from participation in Medicare under Section 1128 or 1128A of the Social Security Act.

9.7.         To adhere to Medicare’s appeals, expedited appeals and expedited review procedures for Health Net Members, including gathering and forwarding information on appeals to Health Net, as necessary.

X. PRIVATE FEE FOR SERVICE

Provider agrees:

10.1.       That contracts with private Fee-for-Service providers must specify uniform Fee-for-Service payment rates.

10.2.       That Provider cannot charge more than cost sharing and balanced billing amounts permitted under the applicable Health Net plan.  Health Net must specify cost sharing amounts, and balance billing may not exceed fifteen percent (15%) of uniform payment rate.

XI. ADOPTION OF MEDICARE RISK PROGRAM CONTRACT REQUIREMENTS

Provider agrees:

11.1.        That all contracts must be signed and dated.

11.2.        To serve Members during the term of this Addendum.

11.3.       To comply with the regulatory requirements and Health Net’s guidelines promulgated by HCFA, which are more fully documented in Health Net’s policies, procedures, and manuals.

Except as provided in this Addendum, all other provisions of the Agreement between Health Net and Provider not inconsistent herewith shall remain in full force and effect.  This Addendum shall remain in force as a separate but integral addition to such Agreement to ensure compliance with required HCFA provisions, and shall terminate upon the termination of such Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum the date set forth below each signature.

StarCare Medical Group dba Gateway Medical Group		Health Net

By:	/s/ Marlean Free	By:	/s/ Christopher Ciano

Name:	Marlean Free	Name	Christopher Ciano

Title:	Director	Title:	Senior Vice President and General Manager

Date:	8/30/99	Date:	11/8/00